UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2022

Quanergy Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39222	88-0535845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 LAKESIDE DRIVE
SUNNYVALE, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 245-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QNGY	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $230.00 per share	QNGY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2022, Quanergy Systems, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”), pursuant to which they agreed to issue and sell, in a registered public offering by the Company (the “Public Offering”), 9,800,000 Units, with each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and two warrants with a term of five years (each, a “Unit Warrant”) to purchase one share of Common Stock at an exercise price per share of $1.70, with each Unit to be offered to the public at an offering price of $1.70 per Unit (the “Units”).

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option (the “Overallotment Option”) to purchase up to (i) 1,470,000 additional shares of Common Stock and/or (ii) 2,940,000 additional warrants, solely to cover over-allotments. The Underwriter partially exercised the Overallotment Option on October 31, 2022 to purchase 2,940,000 additional warrants to purchase up to 2,940,000 shares of common stock (the "Option Warrants" and, together with the Unit Warrants, the "Warrants").

The Units were offered by the Company pursuant to (i) the registration statement on Form S-1 (File No. 333-267420), as amended, which was initially filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2022 and declared effective by the Commission on October 28, 2022 (the “Registration Statement”).

On November 2, 2022, the Public Offering closed, and the Company issued and sold (i) 9,800,000 Units consisting of (a) 9,800,000 shares of Common Stock, and (b) 19,800,000 Unit Warrants, and (ii) an additional 2,940,000 Option Warrants. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $15.4 million.

In addition, pursuant to the Underwriting Agreement, the Company also issued to the Underwriter warrants to purchase up to a total of 392,000 shares of Common Stock (equal to 4.0% of the total number of Units sold in the offering) (the “Underwriter’s Warrants”). The Underwriter’s Warrants are exercisable at a per share price of $1.87 commencing six (6) months after the effective date of the Registration Statement and will expire on the five-year anniversary of such date.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into lock-up agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement.

On November 2, 2022, the Company entered into a warrant agency agreement with the Company’s transfer agent, Continental Stock Transfer & Trust Company, which will also act as the warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, the form of Warrant, the form of Underwriter’s Warrant and the Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibit 1.1, 4.1, 4.2 and 4.3 respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01	Other Events.

On October 30, 2022, the Company issued a press release announcing that it had priced the Public Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 2, 2022, the Company issued a press release announcing the closing of the Public Offering and the partial exercise of the Overallotment Option, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Following the completion of the Public Offering, as of 5:00 p.m. New York City time on November 2, 2022, the Company had outstanding 16,164,406 shares of Common Stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of October 30, 2022, by and between Quanergy Systems, Inc. and Maxim Group LLC
4.1	Form of Warrant to Purchase Shares of Common Stock
4.2

Form of Representative’s Warrant to Purchase Shares of Common Stock (Incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on October 13, 2022).

4.3	Warrant Agency Agreement dated as of November 2, 2022, by and between Quanergy Systems, Inc. and Continental Stock Transfer & Trust Company
99.1	Press Release of Quanergy Systems, Inc. dated October 30, 2022
99.2	Press Release of Quanergy Systems, Inc. dated November 2, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANERGY SYSTEMS, INC.

Dated:	November 2, 2022	By:	/s/ Patrick Archambault
Patrick Archambault Chief Financial Officer